UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2020 (September 22, 2020)

Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Top of Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2020, Kirkland’s, Inc. (the “Company”) and Jeffrey T. Martin, the Company’s Senior Vice President, Omni-Channel Retail, entered into an employment agreement (the “Employment Agreement”), with an effective term that commenced on September 22, 2020 and that will continue for an indefinite term (the “Term”), until terminated as provided in the Employment Agreement.  The Employment Agreement provides Mr. Martin with the following compensation and benefits: (a) annual base salary of no less than $350,000, subject to periodic review and adjustment in the discretion of the Compensation Committee of the Board (the “Compensation Committee”); (b) participation in any annual bonus plans maintained by the Company for its senior executives, with a target amount for such bonus to be 50% of Mr. Martin’s base salary and the actual bonus payable with respect to a particular year to be determined by the Compensation Committee, based on the achievement of corporate and individual performance objectives established by the Compensation Committee; (c) participation in any equity-based compensation plans maintained by the Company, at the discretion of the Committee; and (d) participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

Under the terms of the Employment Agreement, the Company may terminate Mr. Martin’s employment at any time either for any or no reason, and Mr. Martin may terminate his employment for Good Reason or upon thirty days’ advance notice without Good Reason.  The term “Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Mr. Martin of any duties inconsistent with Mr. Martin’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Mr. Martin’s annual salary or potential annual bonus, provided that if the salaries and/or bonuses of substantially all of the Company’s senior executive officers are contemporaneously and proportionately reduced, a reduction in Mr. Martin’s salary will not constitute “Good Reason”; (iii) the failure by the Company, without Mr. Martin’s consent, to pay to him any portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Martin, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Mr. Martin; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Mr. Martin to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under the Employment Agreement.

If the Company terminates Mr. Martin’s employment without Cause (as defined below) or if Mr. Martin resigns for Good Reason, the Company shall pay Mr. Martin one (1) times his base salary for the year in which such termination shall occur in 26 substantially equal bi-weekly installments.  The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Mr. Martin; (ii) illegal conduct or gross misconduct of Mr. Martin which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Mr. Martin’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Mr. Martin’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Mr. Martin’s material breach of any agreement with, or duty owed to, the Company or its affiliates; or (vi) Mr. Martin’s failure, refusal or inability to perform, in any material respect, his duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.

The payment of any severance by the Company to Mr. Martin is conditioned upon the execution and delivery by Mr. Martin of a release in the form of the release attached as an exhibit to the Employment Agreement.  If Mr. Martin’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Mr. Martin’s death, (c) as a result of Mr. Martin’s Disability (as defined in the Employment Agreement) or (d) by Mr. Martin without Good Reason) other than as a result of the Company terminating him without Cause or by his resignation for Good Reason, then the Company’s obligation to Mr. Martin will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.

The Employment Agreement also contains a non-competition agreement from Mr. Martin by which he agrees not to, directly or indirectly, among other things, be employed by or otherwise participate in the management of certain competitive companies or their affiliates, each of which are identified in the Employment Agreement, for a period of 12 months from the date of his termination.  The Company also has the option to extend the term of Mr. Martin’s non-competition agreement for up to an additional 12 months by agreeing to pay him base salary in substantially equal bi-weekly installments for the number of weeks that the Company elects to extend the non-competition agreement as severance.  The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation of customers and employees that will extend for a period of 24 months following termination of employment.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which Mr. Martin was selected as an officer.  Mr. Martin is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Top of Form

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in their entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report:

Exhibit Number	Description
10.1	Employment Agreement, effective September 22, 2020, by and between Jeffrey T. Martin and Kirkland’s, Inc.

Top of Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

September 23, 2020	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel